UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2009
Penwest Pharmaceuticals Co.
(Exact Name of Registrant as Specified in Charter)

Washington	000-23467	91-1513032
(State or Other Juris-	(Commission	(IRS Employer
diction of Incorporation)	File Number)	Identification No.)

39 Old Ridgebury Road, Suite 11
Danbury, Connecticut	06810-5120
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 736-9378
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)
As part of the staff reductions announced by Penwest Pharmaceuticals Co. (the “Company”), on January 21, 2009, the employment by the Company of Benjamin L. Palleiko, the Company’s Senior Vice President, Corporate Development and Chief Financial Officer, terminated.
(e)
Compensation of Executive Officers
On January 20, 2009, the Compensation Committee of the Board of Directors of the Company approved the following:
•	2009 annual base salaries for the Company’s executive officers as set forth in the table below, which 2009 salaries reflect no increase from the annual base salaries paid during 2008; and

•	cash bonus awards to the Company’s executive officers for the fiscal year ended December 31, 2008, as set forth in the table below, which cash bonus awards reflect the determination by the Compensation Committee that 60% of the targets with respect to the corporate goals for 2008 had been achieved.

	2009 Base Salary	Cash Bonus
Jennifer L. Good President and Chief Executive Officer	$387,000	$92,880

Thomas R. Sciascia, M.D. Senior Vice President and Chief Medical Officer	310,000	55,800

Benjamin L. Palleiko Former Senior Vice President, Corporate Development and Chief Financial Officer	N/A	36,120

Amale Hawi, Ph.D. Senior Vice President, Pharmaceutical Development	281,600	63,360

Anand R. Baichwal, Ph.D. Senior Vice President, Licensing and Chief Scientific Officer	248,000	40,920

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENWEST PHARMACEUTICALS CO.
Date: January 26, 2009	By:	/s/ Jennifer L. Good
Jennifer L. Good
President and Chief Executive Officer